UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2017

MICHAEL KORS HOLDINGS LIMITED
(Exact name of Registrant as Specified in its Charter)

001-35368
(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
33 Kingsway
London, United Kingdom
WC2B 6UF
(Address of Principal Executive Offices)
44 207 632 8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 17, 2017, Michael Kors Holdings Limited (the “Company”) announced that Thomas J. Edwards, Jr. has been appointed Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer of the Company effective immediately. Mr. Edwards is succeeding Joseph B. Parsons, who is retiring after 13 years with the Company. Mr. Parsons will remain with the Company through August 1, 2017 as the principal financial and principal accounting officer for purposes of its filings with the U.S. Securities and Exchange Commission.

Mr. Edwards, age 52, joins the Company from Brinker International, Inc., a leading casual dining restaurant company, where he served as Executive Vice President and Chief Financial Officer since March 2015. Prior to that, he held numerous positions within finance at Wyndham Worldwide from 2007 to 2015, including having served as Executive Vice President and Chief Financial Officer of the Wyndham Hotel Group from March 2013 to March 2015. Mr. Edwards has also held a number of financial and operational leadership positions in the consumer goods industry, including as Vice President, Consumer Innovation and Marketing Services at Kraft Foods and Vice President, Finance at Nabisco Food Service Company.

In connection with Mr. Edwards’ employment, the Company, and its subsidiary Michael Kors (USA), Inc. (collectively, “Michael Kors”), entered into an Employment Agreement (the “Employment Agreement”) with Mr. Edwards. The Employment Agreement is in effect through June 30, 2021 and will be automatically renewed for additional one-year terms unless either Michael Kors or Mr. Edwards gives written notice to the other of termination of the Employment Agreement at least 90 days in advance of the next successive one-year term. Pursuant to the terms of the Employment Agreement, Mr. Edwards will receive a base salary of $600,000 per year. Mr. Edwards is eligible to receive a cash bonus based on a percentage of his base salary (with the incentive levels set at 50% target - 75% stretch - 100% maximum), in accordance with, and subject to the terms and conditions of the Executive Bonus Plan of the Company and its subsidiaries. The bonus shall be 70% based on the achievement of divisional performance targets and 30% based on achievement of overall corporate performance targets based on criteria established by the Company’s Board of Directors (or Compensation and Talent Committee) at the beginning of each fiscal year. Notwithstanding the foregoing, Mr. Edwards’ bonus for the fiscal year ending March 31, 2018 will be $600,000 (one-half of which is payable in advance to Mr. Edwards in the first payroll following his commencement of employment). If on or before the first anniversary of the commencement date of employment, Mr. Edwards terminates his employment with Michael Kors (other than for “good reason” (as defined in the Employment Agreement)) or Michael Kors terminates Mr. Edwards’ employment for “cause” (as defined in the Employment Agreement), Mr. Edwards must promptly repay Michael Kors in full for the $300,000 advance bonus payment.

On May 1, 2017, Mr. Edwards will also receive an equity grant valued at approximately $3,000,000 under the Company’s Amended and Restated Omnibus Incentive Plan. Such equity grant will be comprised 100% of restricted share units.

Mr. Edwards is entitled to participate in the benefit plans and programs, including, without limitation, medical, dental, life insurance, disability insurance and 401(k) that Michael Kors provides generally to comparable senior executives. Michael Kors also agreed to pay directly or reimburse Mr. Edwards for reasonable expenses incurred by him in connection with his relocation to the New York City metropolitan area. In addition, Michael Kors has agreed to reimburse Mr. Edwards for up to $5,000 for any legal fees and expenses actually incurred by him related to the negotiation of the Employment Agreement. If on or before the first anniversary of the commencement date of employment, Mr. Edwards terminates his employment with Michael Kors (other than for “good reason”) or Michael Kors terminates Mr. Edwards’ employment for “cause,” Mr. Edwards must promptly repay Michael Kors for any relocation expenses and/or legal fees actually paid by Michael Kors on his behalf.

If Mr. Edwards’ employment is terminated by Michael Kors without “cause” or by Mr. Edwards for “good reason,” he will be entitled to receive severance pay equal to one year of his then-current base salary, payable in equal installments over such one-year period consistent with Michael Kors’ payroll practice, and continuation of medical, dental and insurance benefits, subject to offset for any compensation and benefits that he receives from other employment during the severance period and his execution of a release of claims against Michael Kors and its subsidiaries.

Pursuant to the Employment Agreement, Mr. Edwards is obligated to maintain the confidentiality of Michael Kors’ proprietary information and has agreed that all rights to its intellectual property are and will remain the sole and exclusive property of Michael Kors, and he has agreed that during the term and thereafter, he will not disparage Michael Kors or any of its affiliates or licensees. Mr. Edwards has also agreed not to hire, for a two-year period following the termination of his employment, any person who was employed or retained by Michael Kors or any of its affiliates within the one-year period immediately preceding such employment or retention.

There are no family relationships between Mr. Edwards and any of the Company’s executive officers or directors. Except for his Employment Agreement described herein and any compensation provided to him thereunder, Mr. Edwards is not a party to any transaction with the Company that might require disclosure under Item 4.04(a) of Regulation S-K.

Further details are contained in a Press Release issued by the Company on April 17, 2017, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.

99.1	Press release issued by Michael Kors Holdings Limited, dated April 17, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICHAEL KORS HOLDINGS LIMITED

Date: April 17, 2017	By:	/s/ Krista A. McDonough
	Name:	Krista A. McDonough
	Title:	Senior Vice President, General Counsel